CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Orbital Sciences Corporation:

We consent to the use of our reports dated February 6, 1995 incorporated herein by reference, which reports appear in the December 31, 1994 Annual Report on Form 10-K, of Orbital Sciences Corporation. Our report on the consolidated financial statements refers to a change in accounting for income taxes.



                                        /S/ KPMG Peat Marwick LLP

                                        KPMG Peat Marwick LLP

Washington, D.C.
August 30, 1995